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                                                               Exhibit 4.13.1


                                AMENDMENT TO THE
            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Amendment") is made this 26 day of September, 1997, among AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation ("Company"), APPLEWOOD ASSOCIATES, L.P., a New York limited partnership ("Applewood"), SENECA VENTURES, a New York limited partnership ("Seneca"), WOODLAND PARTNERS, a New York general partnership ("Woodland Partners"), WOODLAND VENTURE FUND, a New York limited partnership ("Woodland Venture"), NAZEM & COMPANY IV, L.P., a Delaware limited partnership ("Nazem"), OXFORD HEALTH PLANS, INC., a Delaware corporation ("Oxford") (Applewood, Seneca, Woodland Partners and Woodland Venture are herein referred to as the "Applewood Investors") (the Applewood Investors, Nazem and Oxford are herein after referred to as the "Investors") and PRINCIPAL HEALTH CARE, Inc. an Iowa corporation ("Principal").

      WHEREAS, the Investors are parties to that certain Second Amended and Restated Registration Rights Agreement dated June 17, 1996 (the "Agreement");

      WHEREAS, Principal and the Company are parties to that certain Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement"), under which the Company is issuing 2,705,182 shares of its common stock, par value $.001 per share (the "Common Stock") to Principal and under which Principal (or its designee) has certain pre-emptive rights to purchase additional shares of Common Stock in certain events (the shares of Common Stock issued and issuable under the Stock Purchase Agreement are collectively referred to herein as the "Shares");

      WHEREAS, as a condition of entering into the Stock Purchase Agreement, Principal is requiring that the Company provide Principal (or its designees) with registration rights with respect to the Shares by permitting Principal to become a party to the Agreement; and

      WHEREAS, the Company and the Investors desire to amend the Agreement to include the Shares issued and issuable to Principal (or its designees).

      NOW, THEREFORE, in consideration of the foregoing, for the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, mutually agree and covenant as follows:

      1. PRINCIPAL AS A PARTY TO THE AGREEMENT. Principal shall be deemed to be an Investor as that term is defined in the Agreement.

      2. AMENDMENT TO DEFINITION OF REGISTRABLE SECURITY. The first sentence of
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the definition of "Registrable Security", as set forth in Section 1.1 (d) of the
Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof

            (d) "Registrable Securities" shall mean the shares of Common Stock
(i) issued and issuable to a Holder (A) upon conversion of the Preferred Stock,
(B) upon conversion of the Notes, (C) upon exercise of the Warrants and (ii) issued and issuable to Principal Health Care, Inc. (or its designees) ("Principal") pursuant to the Stock Purchase Agreement, including, without limitation, shares of Common Stock issued or issuable upon exercise of Principal's preemptive rights.

      3. AMENDMENT TO NOTICE PROVISION. A new subsection (v) shall be added to Section 4.1 of the Agreement by inserting the following after subsection (iv) of Section 4.1:

      (v) if to Principal, 6705 Rockledge Drive, Bethesda, Maryland 20817
Attention: Corporate Counsel,

      4. EFFECT OF AMENDMENT. Except to the extent expressly set forth herein, the provisions hereof do not amend, modify, release or waive any of the terms or conditions of the Agreement

      5. COUNTERPARTS. This Amendment may be executed in multiple counterparts.

      IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

                                    AMERICAN PSYCH SYSTEMS, INC.


                                    By:   /s/ Kenneth A. Kessler
                                          --------------------------------------
                                          Name:  Kenneth A. Kessler
                                          Title: President

APPLEWOOD ASSOCIATES, L.P.          SENECA VENTURES


By:   /s/ Barry Rubenstein          By:   /s/ Barry Rubenstein
      ---------------------------         -------------------------
      Name:  Barry Rubenstein             Name:  Barry Rubenstein
      Title: General Partner              Title: General Partner


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WOODLAND PARTNERS                   WOODLAND VENTURE FUND


By:   /s/ Barry Rubenstein          By:   /s/ Barry Rubenstein
      ---------------------------         -------------------------
      Name:  Barry Rubenstein             Name:  Barry Rubenstein
      Title: General Partner              Title: General Partner


OXFORD HEALTH PLANS, INC.           NAZEM & COMPANY IV, L.P.

                                          By:  Nazem & Associates IV,
                                               L.P.,
                                          Its General Partner

By:   /s/ Jeffrey H. Boyd           By:   /s/ Jeffrey Krauss
      ---------------------------         -------------------------
       Name: Jeffrey H. Boyd                    Name:  Jeffrey Krauss
       Title: Executive Vice President                Title: General Partner


PRINCIPAL HEALTH CARE, INC.


By:
   ----------------------------------

Title:
      -------------------------------


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